United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

UNION BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)
________________________

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(Address of principal executive offices, including Zip Code)
________________________

Registrant’s telephone number, including area code: (804) 633-5031
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2017, the Board of Directors of Union Bankshares Corporation (the “Company”), acting on the recommendation of the Compensation Committee of the Board, approved an amendment and restatement of the Union Bankshares Corporation Executive Severance Plan, effective January 1, 2018 (the “Amended Plan”), to amend and restate the Union Bankshares Corporation Executive Severance Plan, effective January 1, 2016 (the “Prior Plan”).

The Amended Plan provides benefits to certain key or critical employees of the Company, including all of the Company’s executive officers other than the Chief Executive Officer, in the event of (i) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Amended Plan) or (ii) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Amended Plan) or by the employee for good reason (as defined in the Amended Plan) within three years following a change in control of the Company (as defined in the Amended Plan). The Amended Plan will not apply to the Company’s Chief Executive Officer and will not apply to the Company's Chief Financial Officer while he continues to have an employment agreement or management continuity agreement that provides severance or severance type benefits.

The Amended Plan was adopted in part to eliminate differences in the severance and change in control benefits available to several of these executives (each, an “executive” for purposes of this Report on Form 8-K), by replacing their current employment agreements and management continuity agreements with eligibility to receive post-termination benefits under the Amended Plan. In connection with the elimination of the management continuity agreements, the Company will also eliminate the executive’s right to an excise tax gross-up provided in three of such agreements.

The Amended Plan provides the same post-termination benefits for eligible executives as were provided under the Prior Plan in the case of a qualifying involuntary termination without cause (as defined in the Amended Plan) that is not in connection with, or occurs more than three years following, a change in control of the Company. These benefits consist of:

•
a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable for the prior year pro-rated for the then-current calendar year through the termination date;

•	a lump sum payment equal to twelve 12 times the Company-paid monthly subsidy for group health and dental plans;

•	outplacement services for twelve 12 months provided in accordance with Company guidelines; and

•	any earned but unpaid obligations under any other benefit plan of the Company (“accrued obligations”).

The Amended Plan provides enhanced post-termination benefits for eligible executives in the case of a qualifying termination without cause (as defined in the Amended Plan) or for good reason (as defined in the Amended Plan) that occurs within three years following a change in control of the Company. These enhanced post-termination change in control benefits are provided in a tiered structure. The Company’s Section 16 officers who are eligible executives (which includes executive officers Elizabeth M. Bentley, David G. Bilko and M. Dean Brown) and the Chief Audit Executive are “Tier 1 Executives,” and all other eligible executives are “Tier 2 Executives.” The post-termination change in control benefits for each tier of executives under the Amended Plan consist of:

Tier 1

•
a lump sum payment equal to two times the sum of the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•	a lump sum payment equal to twenty-four times the Company-paid monthly subsidy for group health and dental plans;

•	outplacement services for twelve months provided in accordance with Company guidelines; and

•	any accrued obligations.

Tier 2

•
a lump sum payment equal to the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•	a lump sum payment equal to twelve times the Company-paid monthly subsidy for group health and dental plans;

•	outplacement services for twelve months provided in accordance with Company guidelines; and

•	any accrued obligations.

In the case of a qualifying termination with or without a change in control, an executive must execute and not revoke a release of claims and non-solicitation agreement with the Company in the form provided by the Company to receive benefits (other than the accrued obligations) under the Amended Plan. An executive who is a party to another agreement with the Company that provides severance or severance type benefits upon termination of employment may not receive post-termination benefits under the Amended Plan. In addition, no benefits under the Amended Plan will be paid to the extent they are duplicative of benefits under other plans or agreements with the Company.

The Company, with the approval of its Board of Directors (or the Compensation Committee of the Board, in accordance with the Company’s bylaws), has the right to amend, modify or terminate the Amended Plan at any time if it determines that it is necessary or desirable to do so.

The foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.24 hereto and incorporated herein by reference.

In connection with adoption of the Amended Plan and its application to all of the Company’s executive officers other than the Chief Executive Officer and, while he continues to have an employment agreement or management continuity agreement that provides severance or severance type benefits, the Chief Financial Officer, the Board of Directors of the Company, acting on the recommendation of the Compensation Committee of the Board, also approved the non-renewal of the employment agreements and management continuity agreements between the Company and each executive with such an agreement (other than the Chief Executive Officer and Chief Financial Officer), pursuant to which such agreements will terminate effective December 31, 2017. On September 25, 2017, the Company delivered notices of non-renewal to executive officer Elizabeth Bentley with respect to her amended and restated employment agreement and management continuity agreement, each dated October 24, 2011, and to executive officers David G. Bilko and M. Dean Brown with respect to their management continuity agreements, dated June 23, 2011 and February 10, 2015, respectively. As a result of the non-renewals, Ms. Bentley’s amended and restated employment agreement and management continuity agreement and Messrs. Bilko and Brown’s management continuity agreements will terminate on December 31, 2017. Beginning January 1, 2018, Ms. Bentley and Messrs. Bilko and Brown will instead be eligible to receive post-termination benefits under the Amended Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.24	Union Bankshares Corporation Executive Severance Plan (as amended and restated effective January 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: September 26, 2017	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer